SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Management GP LLC

Sarissa Capital Management LP

Dr. Alexander J. Denner

Mr. Mark DiPaolo

Mr. George W. Bickerstaff, III

Mr. Jules Haimovitz

Dr. Odysseas Kostas

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

On March 30, 2017, Sarissa Capital Management LP, together with the other Participants (as defined below), have filed with the Securities and Exchange Commission a presentation to be used by the Participants in connection with the solicitation of proxies at the 2017 annual meeting of shareholders of Innoviva, Inc. A copy of such presentation is attached hereto as Exhibit 1 and incorporated herein by reference. The Participants also posted the presentation to www.dfking.com/INVA.

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ON MARCH 22, 2017, SARISSA CAPITAL MANAGEMENT LP (“SARISSA”), TOGETHER WITH THE OTHER PARTICIPANTS IN SARISSA’S PROXY SOLICITATION (THE “PARTICIPANTS”), FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF INNOVIVA, INC. (THE “COMPANY”). SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO SHAREHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS ALSO AVAILABLE BY CONTACTING SARISSA’S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 549–6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550, OR THROUGH THE INTERNET AT WWW.DFKING.COM/INVA.

This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although the Participants believe that the data is reliable, they do not guarantee the accuracy or completeness of this information and have not independently verified any such information. Many of the statements in this presentation reflect the Participants’ subjective belief. Although they have reviewed and analyzed the information that has informed their opinions, they do not guarantee the accuracy of any such beliefs. They have not sought, nor have they received, permission from any third-party to include their information in this presentation.

Exhibits

Exhibit 1	Sarissa Capital Management LP’s investor presentation, dated March 30, 2017.